Exhibit 99.1

MURPHY OIL ANNOUNCES QUARTERLY EARNINGS

EL DORADO, Arkansas, October 26, 2004 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the third quarter of 2004 was $118.7 million, $1.27 per share, compared to net income of $68.7 million, $.74 per share, in the third quarter of 2003. Net income in the current period included income from discontinued operations of $2.9 million, $.03 per share, associated with the sale of most conventional oil and gas assets in Western Canada in the second quarter 2004. Income from discontinued operations in the third quarter of 2003 was $1.9 million, $.02 per share. Income from continuing operations in the 2004 third quarter was $115.8 million, $1.24 per share, compared to $66.8 million, $.72 per share, in the same period of 2003. The 2004 income from continuing operations includes a $24.6 million gain on sale of the “T” Block field in the U.K. North Sea and a dry hole on the Todak #1 exploration well in Block K, Malaysia.

For the nine months of 2004, net income totaled $566.8 million, $6.07 per share, compared to $235.5 million, $2.54 per share, for the 2003 period. Continuing operations earned $364.6 million, $3.90 per share, in 2004 and $222 million, $2.40 per share, in 2003. Income from discontinued operations was $202.2 million, $2.17 per share, in the nine months of 2004, while the same period in 2003 totaled $20.5 million, $.22 per share. Income from discontinued operations in 2004 includes a gain on asset sale of $169.2 million.

Third Quarter 2004 vs. Third Quarter 2003

Reviewing quarterly results by type of business, the Company’s income contribution from continuing exploration and production operations was $118.6 million in the third quarter of 2004 compared to $65.6 million in the same quarter of 2003. The earnings improvement in 2004 was primarily caused by higher oil and natural gas sales prices and a $24.6 million after-tax gain on sale of the “T” Block field in the U.K. North Sea. These favorable variances were partially offset by lower natural gas sales volumes, higher exploration expenses and uninsured expenses of $2.6 million to repair damages from Hurricane Ivan in the Gulf of Mexico. The 2003 third quarter included an $11.4 million income tax benefit in Malaysia and a $2.3 million after-tax charge for impairment of assets in the Gulf of Mexico. The Company’s worldwide crude oil and condensate sales prices averaged $40.12 per barrel for the current quarter compared to $25.53 per barrel in the third quarter of 2003. Total crude oil and gas liquids production from continuing operations was 88,445 barrels per day in the third quarter of 2004 compared to 78,436 barrels per day in the 2003 quarter, with the net increase primarily attributable to production at the Medusa and Habanero fields in the deepwater Gulf of Mexico, both of which commenced production in the fourth quarter of 2003. Hurricane Ivan and other tropical storms reduced U.S. production by about 3,600 barrels of oil per day and eight million cubic feet of natural gas per day in the third quarter 2004. Crude oil sales volumes from continuing operations averaged 81,927 barrels per day in the third quarter of 2004 compared to 81,299 barrels per day in the 2003 period. Virtually no sales occurred in Ecuador in the 2004 third quarter while the Company realigns its transportation and marketing arrangements to resolve a dispute with the operator. The Company expects to make up this underlift position in Ecuador over the next several months. North American natural gas sales prices averaged $6.00 per thousand cubic feet (MCF) in the most recent quarter compared to $4.93 per MCF in the same quarter of 2003. Natural gas sales volumes from continuing operations were 99 million cubic feet per day in the third quarter 2004 compared to 106 million cubic feet per day in the third quarter of 2003. The decline in natural gas sales was primarily due to sale of natural gas properties in Western Canada in the second quarter 2004 and downtime for tropical storms in the Gulf of Mexico in the third quarter 2004. Exploration expenses were $70.2 million in the 2004 quarter compared to $44.6 million in the same period of 2003, with the increase primarily due to higher dry hole costs offshore Eastern Canada and higher dry hole and seismic costs in Malaysia.

The Company’s refining and marketing results generated a profit of $18.7 million in the most recent quarter compared to $4.9 million in the 2003 quarter. The improvement was due to significantly better margins in North America and the United Kingdom in the current quarter, and higher crude runs in the 2004 period. The Company’s Meraux refinery was off-line most of the third quarter 2003 for repair of fire damages and a turnaround.

The after-tax costs of the corporate functions were $21.5 million in the 2004 quarter compared to $3.7 million in the 2003 quarter. Losses on foreign exchange increased net after-tax costs in the 2004 period by $8.2 million, while the 2003 period included foreign currency gains of $5.4 million, net of taxes. Higher administrative expenses were the other primary reasons for increased costs in 2004.

Nine Months 2004 vs. Nine Months 2003

Income from both the exploration and production and refining and marketing businesses improved significantly in the nine months of 2004 compared to the same period in 2003. The Company’s exploration and production continuing operations earned $359.6 million in the nine months of 2004 and $221.6 million in the same period of 2003. Higher oil and natural gas sales prices and sales volumes in 2004 were the primary reasons for better earnings in this business. Exploration expenses were $142.5 million in 2004 compared to $88.1 million in 2003, with the increase mostly due to higher costs for dry holes offshore Eastern Canada and Malaysia. Crude oil and gas liquids production from continuing operations for the nine months of 2004 averaged 93,632 barrels per day compared to 74,244 barrels per day in 2003. The higher production in 2004 was primarily attributable to start-up of the Medusa and Habanero fields in late 2003 and a full nine months of production at the West Patricia field in Malaysia. Natural gas sales from continuing operations were up from 111 million cubic feet per day in 2003 to 115 million cubic feet per day in 2004. Crude oil and condensate sales prices averaged $34.84 per barrel in the 2004 period compared to $26.00 per barrel in 2003. North American natural gas was sold for $6.04 per MCF in 2004, up from $5.37 in 2003.

The Company’s refining and marketing operations generated a profit of $51.8 million in 2004 compared to a profit of $1.7 million in 2003. The improved current year result was based on better margins in both the North American and U.K. businesses in 2004. The 2003 U.S. results were unfavorably affected by a fire and planned turnaround at the Meraux refinery.

Corporate after-tax costs were $46.8 million in the first nine months of 2004 compared to $1.3 million in the 2003 period. The 2004 period included after-tax foreign exchange charges of $7.8 million, while 2003 included net foreign exchange benefits of $5.4 million. The 2003 period included a benefit on U.S. tax settlements of $20.1 million. Higher net interest and administrative expenses were also components of the increased costs in the 2004 period. The Company sold most of its conventional oil and gas assets in Western Canada in the second quarter of 2004 for cash proceeds of $582.7 million, which generated an after-tax gain in discontinued operations of $169.2 million. The operating results of these sold assets have also been reported as discontinued operations for all periods presented.

Claiborne P. Deming, President and Chief Executive Officer, commented, “The Company continued its successful drilling activities in Malaysia in the third quarter of 2004 as an oil discovery was made at the Senangin #1 well in Block K, 8.5 miles outboard of the Kikeh field, and a natural gas discovery occurred at Pertang #1 in Block PM 311. The Todak #1 exploratory well, drilled in Block K in 5,765 feet of water, found noncommercial quantities of hydrocarbon in multiple thinly developed reservoirs and was plugged and abandoned. As the Todak structure extends over 30 miles, additional technical review is being undertaken prior to any future exploration on the structure. Drilling costs for Todak through September have been expensed in the third quarter 2004, while the drilling costs remaining to finish the well will be charged off in the fourth quarter. We purchased Canadian heavy oil properties at Seal in Northern Alberta during the third quarter of 2004. Current production from the acquired properties is about 2,750 barrels per day, and we will undertake a development drilling program in the fourth quarter. We anticipate total worldwide production in the fourth quarter of 111,000 barrels of oil equivalent per day. This production is reduced by about 10,800 barrels of oil equivalent per day while storm repairs are completed in the Gulf of Mexico. We currently expect earnings in the fourth quarter to be in the range of $1.30 to $1.70 per share. Results could vary based on commodity prices, drilling results and timing of oil sales.”

The public is invited to access the Company’s conference call to discuss third quarter 2004 results on Wednesday, October 27, at 11:00 a.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-257-3401. The telephone reservation number for the call is 11012230. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through October 31 by calling 1-800-405-2236.

Summary financial data and operating statistics for the third quarter and nine months of 2004 with comparisons to 2003 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2004		Three Months Ended September 30, 2003*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$104.4	33.0	45.3	(.2)
Canada	154.1	52.8	123.4	43.0
United Kingdom	81.0	42.8	27.5	10.0
Ecuador	.4	(.1)	9.5	3.7
Malaysia	53.4	(7.0)	40.7	10.9
Other	.9	(2.9)	.5	(1.8)

	394.2	118.6	246.9	65.6

Refining and marketing
North America	1,752.1	12.9	910.7	3.8
United Kingdom	172.9	5.8	119.6	1.1

	1,925.0	18.7	1,030.3	4.9

	2,319.2	137.3	1,277.2	70.5
Intersegment transfers elimination	(20.5)	—	(29.1)	—

	2,298.7	137.3	1,248.1	70.5
Corporate	(7.9)	(21.5)	1.2	(3.7)

Revenues/income from continuing operations	2,290.8	115.8	1,249.3	66.8
Discontinued operations, net of taxes	—	2.9	—	1.9

Total revenues/net income	$2,290.8	118.7	1,249.3	68.7

	Nine Months Ended September 30, 2004		Nine Months Ended September 30, 2003*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$367.4	117.2	145.9	15.4
Canada	445.1	170.9	345.4	122.8
United Kingdom	161.1	72.4	177.1	76.5
Ecuador	30.5	6.6	25.6	10.0
Malaysia	122.9	(.4)	40.7	.1
Other	2.5	(7.1)	2.8	(3.2)

	1,129.5	359.6	737.5	221.6

Refining and marketing
North America	4,504.0	29.8	2,686.4	(4.1)
United Kingdom	477.7	22.0	358.0	5.8

	4,981.7	51.8	3,044.4	1.7

	6,111.2	411.4	3,781.9	223.3
Intersegment transfers elimination	(78.1)	—	(54.4)	—

	6,033.1	411.4	3,727.5	223.3
Corporate	1.5	(46.8)	3.4	(1.3)

Revenues/income from continuing operations	6,034.6	364.6	3,730.9	222.0
Discontinued operations, net of taxes	—	202.2	—	20.5

Revenues/income before cumulative effect of accounting change	6,034.6	566.8	3,730.9	242.5
Cumulative effect of accounting change, net of taxes	—	—	—	(7.0)

Total revenues/net income	$6,034.6	566.8	3,730.9	235.5

*	Restated to conform to current presentation.

MURPHY OIL CORPORATION

CONTINUING OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United Kingdom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended September 30, 2004
Oil and gas sales and other revenues	$104.4	107.8	81.0	.4	53.4	.9	46.3	394.2
Production expenses	17.7	9.0	4.1	.3	7.1	—	17.9	56.1
Cost to repair storm damage	2.6	—	—	—	—	—	—	2.6
Depreciation, depletion and amortization	15.0	23.3	6.4	.1	8.2	.1	2.7	55.8
Accretion of asset retirement obligations	.9	.8	.6	—	—	.1	.1	2.5
Exploration expenses
Dry holes	7.6	23.2	—	—	19.0	—	—	49.8
Geological and geophysical	1.8	.5	—	—	12.1	.5	—	14.9
Other	.8	.1	.1	—	.1	.3	—	1.4

	10.2	23.8	.1	—	31.2	.8	—	66.1
Undeveloped lease amortization	3.0	.7	—	—	—	.4	—	4.1

Total exploration expenses	13.2	24.5	.1	—	31.2	1.2	—	70.2

Selling and general expenses	4.1	2.3	.9	.2	1.1	2.2	.2	11.0
Income tax provisions (benefits)	17.9	12.2	26.1	(.1)	12.8	.2	8.3	77.4

Results of operations (excluding corporate overhead and interest)	$33.0	35.7	42.8	(.1)	(7.0)	(2.9)	17.1	118.6

Three Months Ended September 30, 2003*
Oil and gas sales and other revenues	$45.3	96.7	27.5	9.5	40.7	.5	26.7	246.9
Production expenses	10.7	9.9	3.6	3.7	5.1	—	16.5	49.5
Depreciation, depletion and amortization	8.8	23.7	5.2	1.9	9.8	.1	2.4	51.9
Accretion of asset retirement obligations	.8	.6	.6	—	.1	.1	.1	2.3
Impairment of properties	3.0	—	—	—	—	—	—	3.0
Exploration expenses
Dry holes	12.8	3.0	(.1)	—	13.3	—	—	29.0
Geological and geophysical	1.2	4.1	—	—	5.2	.4	—	10.9
Other	.6	—	—	—	—	.1	—	.7

	14.6	7.1	(.1)	—	18.5	.5	—	40.6
Undeveloped lease amortization	3.1	.8	.1	—	—	—	—	4.0

Total exploration expenses	17.7	7.9	—	—	18.5	.5	—	44.6

Selling and general expenses	4.6	5.6	.7	.2	.6	1.6	.1	13.4
Income tax provisions (benefits)	(.1)	14.2	7.4	—	(4.3)	—	(.6)	16.6

Results of operations (excluding corporate overhead and interest)	$(.2)	34.8	10.0	3.7	10.9	(1.8)	8.2	65.6

Nine Months Ended September 30, 2004
Oil and gas sales and other revenues	$367.4	320.5	161.1	30.5	122.9	2.5	124.6	1,129.5
Production expenses	56.6	27.2	15.8	13.8	18.2	—	55.4	187.0
Cost to repair storm damage	2.6	—	—	—	—	—	—	2.6
Depreciation, depletion and amortization	51.0	72.6	21.9	5.2	21.6	.1	8.0	180.4
Accretion of asset retirement obligations	2.7	2.1	2.0	—	.1	.3	.3	7.5
Exploration expenses
Dry holes	40.7	23.1	—	—	36.5	.1	—	100.4
Geological and geophysical	5.7	1.7	—	—	15.1	1.2	—	23.7
Other	4.0	1.7	.4	—	.1	.5	—	6.7

	50.4	26.5	.4	—	51.7	1.8	—	130.8
Undeveloped lease amortization	9.4	1.9	—	—	—	.4	—	11.7

Total exploration expenses	59.8	28.4	.4	—	51.7	2.2	—	142.5

Selling and general expenses	14.2	8.0	2.4	.5	3.5	6.5	.5	35.6
Income tax provisions	63.3	54.1	46.2	4.4	28.2	.5	17.6	214.3

Results of operations (excluding corporate overhead and interest)	$117.2	128.1	72.4	6.6	(.4)	(7.1)	42.8	359.6

Nine Months September 30, 2003*
Oil and gas sales and other revenues	$145.9	271.8	177.1	25.6	40.7	2.8	73.6	737.5
Production expenses	27.4	27.1	24.4	10.7	5.1	—	45.8	140.5
Depreciation, depletion and amortization	26.3	69.0	23.2	4.5	10.3	.2	6.7	140.2
Accretion of asset retirement obligations	2.4	1.8	2.3	—	.2	.3	.3	7.3
Impairment of properties	3.0	—	—	—	—	—	—	3.0
Exploration expenses
Dry holes	32.2	3.0	(.1)	—	13.3	(.1)	—	48.3
Geological and geophysical	7.0	4.3	—	—	12.7	.4	—	24.4
Other	2.9	.4	.4	—	.5	.2	—	4.4

	42.1	7.7	.3	—	26.5	.5	—	77.1
Undeveloped lease amortization	8.5	2.4	.1	—	—	—	—	11.0

Total exploration expenses	50.6	10.1	.4	—	26.5	.5	—	88.1

Selling and general expenses	12.5	10.5	2.3	.4	2.8	4.8	.4	33.7
Income tax provisions (benefits)	8.3	47.3	48.0	—	(4.3)	.2	3.6	103.1

Results of operations (excluding corporate overhead and interest)	$15.4	106.0	76.5	10.0	.1	(3.2)	16.8	221.6

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003*	2004	2003*
Revenues	$2,290,753	1,249,302	6,034,592	3,730,860

Costs and expenses
Crude oil and product purchases	1,730,202	884,693	4,404,644	2,629,125
Operating expenses	174,385	126,540	522,821	421,035
Exploration expenses	70,118	44,644	142,476	88,091
Selling and general expenses	33,622	30,169	97,497	86,291
Depreciation, depletion and amortization	75,594	67,648	238,504	183,949
Impairment of properties	—	3,488	—	3,488
Accretion of asset retirement obligations	2,575	2,364	7,549	7,325
Interest expense	13,858	14,455	42,325	42,688
Interest capitalized	(6,017)	(10,027)	(15,083)	(29,675)

	2,094,337	1,163,974	5,440,733	3,432,317

Income from continuing operations before income taxes	196,416	85,328	593,859	298,543
Income tax expense	80,643	18,541	229,255	76,544

Income from continuing operations	115,773	66,787	364,604	221,999
Discontinued operations, net of tax	2,950	1,950	202,231	20,529

Income before cumulative effect of change in accounting principle	118,723	68,737	566,835	242,528
Cumulative effect of change in accounting principle	—	—	—	(6,993)

Net income	$118,723	68,737	566,835	235,535

Per Common share - Basic
Continuing operations	$1.26	.73	3.96	2.42
Discontinued operations	.03	.02	2.20	.22
Cumulative effect of change in accounting principle	—	—	—	(.08)

Net income	$1.29	.75	6.16	2.56

Per Common share - Diluted
Continuing operations	$1.24	.72	3.90	2.40
Discontinued operations	.03	.02	2.17	.22
Cumulative effect of change in accounting principle	—	—	—	(.08)

Net income	$1.27	.74	6.07	2.54

Cash dividends per Common share	$.225	.20	.625	.60

Average Common shares outstanding (thousands)
Basic	92,006	91,850	91,972	91,800
Diluted	93,568	92,848	93,366	92,613

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003*	2004	2003*
Operating Activities
Income from continuing operations	$115,773	66,787	364,604	221,999
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	75,594	67,648	238,504	183,949
Provisions for major repairs	7,515	4,857	22,692	20,687
Expenditures for major repairs and asset retirement obligations	(5,711)	(34,365)	(14,700)	(60,558)
Dry holes	49,774	28,917	100,370	48,282
Amortization of undeveloped leases	4,097	3,957	11,705	10,927
Impairment of properties	—	3,488	—	3,488
Accretion of asset retirement obligations	2,575	2,364	7,549	7,325
Deferred and noncurrent income tax charges (benefits)	49,075	(10,967)	96,765	(5,327)
Pretax (gains) losses from dispositions of assets	(39,099)	(10,353)	(69,900)	(59,651)
Net (increase) decrease in operating working capital other than cash and cash equivalents	60,919	36,932	59,071	43,039
Other	(5,553)	11,088	(6,817)	5,416

Net cash provided by continuing operations	314,959	170,353	809,843	419,576
Net cash provided by discontinued operations	528	33,803	60,800	123,712

Net cash provided by operating activities	315,487	204,156	870,643	543,288

Investing Activities
Property additions and dry holes	(332,990)	(239,352)	(731,138)	(656,702)
Proceeds from sale of assets	18,867	8,864	59,538	77,899
Other - net	849	180	(453)	260
Investing activities of discontinued operations:
Sales proceeds	—	—	582,675	—
Other	3,910	(12,615)	(9,619)	(48,500)

Net cash required by investing activities	(309,364)	(242,923)	(98,997)	(627,043)

Financing Activities
Increase (decrease) in notes payable	(43)	78,201	(27,592)	227,689
Decrease in nonrecourse debt of a subsidiary	(16,071)	(6,247)	(36,970)	(30,699)
Proceeds from exercise of stock options and employee stock purchase plan	291	531	2,178	2,879
Cash dividends paid	(20,701)	(18,372)	(57,496)	(55,090)
Other	—	—	—	(72)

Net cash provided by (used in) financing activities	(36,524)	54,113	(119,880)	144,707

Effect of exchange rate changes on cash and cash equivalents	38,521	1,497	50,938	11,202

Net increase in cash and cash equivalents	8,120	16,843	702,704	72,154
Cash and cash equivalents at January 1	947,009	220,268	252,425	164,957

Cash equivalents at September 30	$955,129	237,111	955,129	237,111

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2003)

(Millions of dollars)

	Sept. 30, 2004	Dec. 31, 2003
Working capital	$842.2	228.5
Total assets	5,602.1	4,712.6
Long-term debt
Notes payable	1,032.2	1,061.4
Nonrecourse debt	14.9	28.9
Stockholders’ equity	2,490.2	1,950.9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Capital expenditures - continuing operations
Exploration and production
United States	$49.6	71.4	160.1	228.2
Canada	174.6	42.8	272.6	117.0
Malaysia	82.5	81.4	200.4	145.0
Other	6.3	11.0	20.6	40.9

	313.0	206.6	653.7	531.1

Refining and marketing
North America	33.6	43.2	101.4	148.3
United Kingdom	2.1	1.0	5.4	5.3

	35.7	44.2	106.8	153.6

Corporate	.5	.2	1.1	.8

Total capital expenditures	349.2	251.0	761.6	685.5

Charged to exploration expenses[2]
United States	10.2	14.6	50.4	42.1
Canada	23.8	7.1	26.5	7.7
Malaysia	31.2	18.5	51.7	26.5
Other international	.9	.4	2.2	.8

Total charged to exploration expenses	66.1	40.6	130.8	77.1

Total capitalized	$283.1	210.4	630.8	608.4

[1] Reclassified to conform to current presentation.

[2] Excludes amortization of undeveloped leases of	$4.1	4.0	11.7	11.0

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003[1]	2004	2003[1]
Net crude oil, condensate and gas liquids produced – barrels per day	88,428	84,871	97,713	81,065
Continuing operations	88,445	78,436	93,632	74,244
Crude oil and condensate
United States	16,886	3,828	19,484	3,617
Canada
– light	120	356	182	737
– heavy	4,663	5,188	4,567	4,392
– offshore	23,390	26,700	26,715	28,408
– synthetic	12,048	12,009	11,976	10,604
United Kingdom	10,701	11,494	11,293	15,460
Ecuador	7,808	5,365	7,781	3,950
Malaysia	12,088	12,712	10,705	6,168
Natural gas liquids
United States	177	183	173	157
Canada	481	459	489	587
United Kingdom	83	142	267	164
Discontinued operations	(17)	6,435	4,081	6,821

Net crude oil, condensate and gas liquids sold – barrels per day	81,910	87,734	96,019	80,128
Continuing operations	81,927	81,299	91,938	73,307
Crude oil and condensate
United States	16,886	3,828	19,484	3,617
Canada
– light	120	356	182	737
– heavy	4,663	5,188	4,567	4,392
– offshore	24,313	29,119	27,816	28,948
– synthetic	12,048	12,009	11,976	10,604
United Kingdom	10,412	9,257	11,501	14,738
Ecuador	147	4,823	4,502	4,001
Malaysia	12,617	15,962	11,082	5,379
Natural gas liquids
United States	177	183	173	157
Canada	481	459	489	587
United Kingdom	63	115	166	147
Discontinued operations	(17)	6,435	4,081	6,821

Net natural gas sold – thousands of cubic feet per day	98,858	203,162	157,172	220,703
Continuing operations	98,919	106,055	115,307	111,224
United States	81,531	85,071	94,525	82,220
Canada	13,424	14,754	14,205	20,521
United Kingdom	3,964	6,230	6,577	8,483
Discontinued operations	(61)	97,107	41,865	109,479

Total net hydrocarbons produced – equivalent barrels per day[2]	104,904	118,731	123,908	117,849
Total net hydrocarbons sold – equivalent barrels per day[2]	98,386	121,594	122,214	116,912

[1]	Reclassified to conform to current presentation.
[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$37.70	23.88	(3)	34.21	24.43	(3)
Canada (2)
– light	40.49	23.33		36.02	27.64
– heavy	23.25	13.23	(3)	20.07	12.80	(3)
– offshore	40.16	27.08	(3)	35.30	26.70	(3)
– synthetic	41.83	23.95	(3)	37.99	25.33	(3)
United Kingdom	42.52	28.80		35.98	29.43
Ecuador	30.51	21.40		24.73	23.42
Malaysia	45.99	27.66		40.36	27.66
Natural gas liquids – dollars a barrel (1)
United States	$29.94	22.14		27.95	23.17
Canada (2)	31.21	23.55		29.05	24.27
United Kingdom	29.67	20.19		26.91	22.32
Natural gas – dollars per thousand cubic feet
United States (1)	$6.17	4.94	(3)	6.16	5.48	(3)
Canada (2)	4.98	4.85	(3)	5.24	4.95	(3)
United Kingdom (2)	3.73	2.28		4.13	3.11

Refinery inputs – barrels per day	173,677	72,484		175,469	123,400
North America	138,483	39,356		138,816	88,738
United Kingdom	35,194	33,128		36,653	34,662

Petroleum products sold – barrels per day	353,538	255,662		334,477	252,754
North America	317,835	220,543		297,697	218,105
Gasoline	210,707	167,752		204,324	155,084
Kerosine	721	293		3,193	4,572
Diesel and home heating oils	78,098	34,070		67,547	38,825
Residuals	13,953	4,629		13,180	10,575
Asphalt, LPG and other	14,356	13,799		9,453	9,049
United Kingdom	35,703	35,119		36,780	34,649
Gasoline	9,711	14,112		11,730	11,879
Kerosine	2,349	1,725		2,477	2,383
Diesel and home heating oils	14,366	13,596		14,456	13,754
Residuals	3,441	3,748		4,098	3,785
LPG and other	5,836	1,938		4,019	2,848

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company’s 2003 hedging program.